Exhibit 23.1




            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Media Services Group, Inc. and Subsidiaries (formerly MKTG Services, Inc.), of our report dated October 11, 2004, appearing in the Annual Report on Form 10-K relating to the consolidated financial statements as of June 30, 2004 and 2003 and for the two fiscal years then ended.




/s/ Amper, Politziner, and Mattia, P.C.
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December 6, 2004
Edison, New Jersey